Exhibit 99.17

CONSENT OF PROSPECTIVE DIRECTOR

I, E. J. Sanderson, Jr., hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ E. J. SANDERSON, JR.

E. J. Sanderson, Jr.

Dated: September 1, 2005